EXHIBIT 10.23

VALLEY FINANCIAL CORPORATION

Stock Award Agreement

THIS AGREEMENT dated as of the ____ day of February, 2014, between VALLEY FINANCIAL CORPORATION, a Virginia corporation (the “Corporation”), and ________________ (“Participant”), is made pursuant and subject to the provisions of the VALLEY FINANCIAL CORPORATION 2011 STOCK INCENTIVE PLAN (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.    Award of Stock. Pursuant to the Plan, the Corporation, on January 30, 2014 (the “Award Date”), granted Participant ----________ shares of Common Stock (the “Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.    Vesting. Participant’s interest in the shares of Stock shall be transferable and nonforfeitable (“Vested”) as of the Award Date

3.    Shareholder Rights. Participant will have all the rights of a shareholder of the Corporation with respect to the Stock, including the right to receive dividends on and to vote the Stock.

4.    Custody of Certificates. The Corporation shall deliver to Participant the stock certificates evidencing the Common Stock as soon as practicable after the Award Date.

5.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

6.    Taxes. The Corporation shall have the right to retain and withhold from any award of the Stock, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such award. The Corporation may retain and withhold a number of shares of the Stock having a Fair Market Value as of the Award Date that is not less than the amount of such taxes, and cancel in whole or in part any such shares so withheld, in order to satisfy the Corporation’s withholding obligations.

7.    No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continued employment by the Corporation, nor shall it interfere in any way with the right of the Corporation to terminate Participant’s employment at any time.

8.    Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

9.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

10.    Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

11.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

VALLEY FINANCIAL CORPORATION

By

Printed Name

______________________________
Title

PARTICIPANT

[NAME]

Date